Exhibit 10.1

Agreement to grant credit facilities

Contract number:		3100/371/2025

It is hereafter referred to as “the Bank” and is represented by:	First team:	Union Bank

the signature :		Mrs):

the signature :		Mrs):

	The second team:	Jerash Clothing and Fashion Manufacturing Company

Registration number 6434 Date 26/11/2000

Hereafter referred to as the “Borrower” and represented by:

the signature:		Mrs)

the signature:		Mrs)

the signature:		Mrs)

Therefore, the parties signing this contract agreed and concluded the following:

Article (1):

The words and phrases contained in this contract shall have the meanings assigned to them below unless the context indicates otherwise:

A-	includes a natural or legal person / singular, dual or plural. ” borrower

for-	The term “banking transactions” includes, but is not limited to, checks, money orders, bills of exchange, commercial papers for collection , discounting, acceptance or insurance, various types of guarantees, letters of credit, letters of credit, loans and all other types of credit facilities.

C-	The word (“expenses”) includes the costs and/or fees of stamps, postage, telephone, telegraph, telex, facsimile, transportation, travel, currency differences, correspondent commission, collection commission and all other commissions and collection expenses, all other types of bank charges, fees and fines of all kinds, attorneys’ and expert fees paid or guaranteed by the bank arising from litigation, arbitration, legal advice, and the drafting of contracts and documents, experts and fees for appraising immovable property, and also includes the expenses of technical and engineering studies and follow-up on the implementation of works in all cases which the bank finds to require study and follow-up.

D-	The word “contract” means this contract and any extension or modification thereof from time to time.

e-	The word “account” means the account opened under this contract and includes any sub-account that the bank may open.

and-	The term (operating revenues) means: all amounts resulting from the business activity of the second party that are deposited directly into its account with the bank and do not include those received from its account with other banks.

Article (2):
A-	Documentary ceiling for financing remittance and issuing letters of credit – before shipment	At the borrower’s request, the bank grants the borrower the following credit facilities:

In words:	Six million US dollars	In numbers:	US dollar 6000000

-	This is subject to the following conditions:

-	For a period ending upon request, and it is expressly agreed that the bank has the absolute right to consider this facility due and payable and to suspend it at any time it wishes without being bound by the facility’s term.

-	With interest at a rate The ( PRIME LENDING RATE) announced by the bank and currently stands at (8) [An annual percentage is calculated on the daily account balance, recorded on the account, and collected monthly without commission.]

-	No credit will be issued or funded within the ceiling unless it is reinforced by a further credit. Imported.

-	issued credits should not exceed Purchases within the above ceiling shall be at a maximum of 70% of the value of the incoming credit.

Agreement to grant credit facilities

-	The borrower waives He hereby grants an absolute and unconditional waiver of all his entitlements from the credit facilities credited to his account with the bank , after the bank has reviewed and accepted the documents . He also irrevocably authorizes the bank to repay the granted facilities , including any accrued interest and fees, until full repayment. This authorization remains valid and in effect as long as the credit facilities remain in place. The list granted to the borrower .

-	The borrower waives He hereby gives an absolute and unconditional waiver of all his entitlements from purchase orders received by his account with The bank is also granted an absolute and irrevocable authorization to repay the facilities granted to it , in addition to any accrued interest and fees, until full repayment . This authorization remains valid and ongoing as long as the credit facilities... The list granted to the borrower .

-	The borrower authorizes the bank to reserve a cash guarantee of 100% of the value of the issued credit if the credit payment is received before the due date of the issued credit.

for-	The credit facilities referred to in the previous paragraph have been granted to the borrower:

	-	Financing the borrower’s purchases of raw materials used in clothing manufacturing Financing customs duties and invoices shipping.

	-	Issuance of sight letters of credit with a payment term of 180 days , financed with an issuance fee of 1.5% annually and a withdrawal fee of 2%.

C-	The loan is disbursed upon a written request from the borrower, supported by invoices. – Transfers or letters of credit supported by invoices -

D-	The purpose of the facilities and the method of disbursement specified in this agreement are not exhaustive and may be modified upon a written request from the borrower and with the prior approval of the bank.

e-	The bank shall charge the borrower’s account all amounts withdrawn by the borrower and any amounts arising from other banking transactions, in addition to any amounts the bank chooses to charge the borrower as due from the stipulated facilities. The bank shall also charge the borrower all expenses falling within the scope of paragraph (d) of Article (1) of this contract. All amounts charged to the account shall be considered an integral part of the loan.

and-	Interest is charged on the daily debit balance of the account and is credited to the borrower monthly, while commissions of all kinds are paid or credited to the account in advance.

Z-	The bank reserves the right to automatically adjust interest rates and fees, either increasing or decreasing them, or to change the pricing mechanism, without prior notice, in accordance with the rates it adopts from time to time. However, if interest rates and fees are set by the central bank, the facilities granted under this agreement shall be subject to the maximum interest and fee rates announced by the central bank.

H-	The bank calculates interest on amounts credited to the borrower starting from the date of crediting them. As for amounts credited to the borrower, interest on them does not cease except from the first working day following the date of crediting if these amounts are cash payments, but if they are commercial papers , then from the first working day following the date of collection.

T-

If the borrower is late in paying on the due date, the bank is entitled to collect additional interest (late payment and overpayment interest) at a rate of 2% or sufficient to raise the interest rate to the highest announced limit of the prevailing interest rate on facilities of similar term, whichever is higher, as well as collecting a late payment and overpayment commission at a rate of 1%.

Y-	If the borrower fails to pay the interest due on the loan on its due dates, this interest becomes part of the principal debt owed to the bank.

Agreement to grant credit facilities

Q-	If the account balance becomes a credit, the bank does not owe the borrower any interest for the entire period during which the balance remains a credit.

to-	The bank has the right at any time to open one or more sub-accounts for the borrower in order to allocate the sub-account to a specific project or a specific banking transaction. The bank also has the right to cancel the sub-account at any time and transfer any balance in it to the main account.

m-

has the right at any time and without stating reasons to reduce the value of the credit facilities granted to the borrower, or to freeze them or part of them without the need for any prior notice. In this case, this shall be communicated to the borrower and the guarantors at the address agreed upon in this agreement.

Article (3):

-	It is understood and agreed that deposit and payment operations are carried out through the sub-account that the bank opens for the borrower (sub-current account).

-	It is understood and agreed that the borrower has the right to request an amendment to the withdrawal period from the facilities by means of a written request issued by him, provided that the bank approves.

Article (4)

A-	The borrower authorizes the bank to credit the loan amount to the current account that the bank opens for the borrower, and this is considered an acknowledgment by the borrower of receiving the loan amount.

for-

The borrower shall be absolutely responsible for any withdrawal from the loan, and this responsibility includes all cases in which his signature may be alleged to have been forged, whether by an employee of his or by any other person. The borrower shall bear full responsibility for the error in the aforementioned regard unless there is a gross error on the part of the bank.

Article (5) : Payment conditions:

-	The borrower undertakes to repay each financing transaction carried out within the above limit after 180 days from the date of financing or upon receipt of the dues of the incoming credits, whichever comes first.

-	The borrower undertakes to pay the interest due on the loan monthly from his own resources.

-	The borrower undertakes to pay the interest accrued on these facilities monthly, starting from the date of implementation of this agreement, through the bank’s automated systems and crediting the borrower’s account according to the terms of this agreement.

-	The determination of the number of installments, their value, and the method of payment as stated in this agreement does not constitute a definitive determination. Rather, the method of payment may be modified based on the borrower’s request and with the bank’s approval. This modification is considered binding on the borrower and the guarantors, whether by increasing or decreasing the loan period , increasing or decreasing the value of the installment, and even the full payment of these facilities and the interest and commissions resulting from them, and even the full payment without the need to sign any addenda or agreements.

In case of early repayment, the bank will charge an early repayment penalty (commission) as follows:

-	bank charges an early repayment fee of up to 1% if the remaining term of the loan is more than one year.

-	The bank does not charge an early repayment fee if the remaining loan term is one year or less.

-	If the second party makes full or partial repayment of the loan granted during the loan term, they are obligated to pay all fees and expenses paid by the first party on their behalf in order to grant this loan.

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The determination of the number of installments, their value, and the method of payment as stated in the above article does not constitute a definitive determination of the second party’s obligation towards the first party, nor does it prejudice the first party’s right to collect any other amounts from the second party when conducting the final liquidation of the loan.

Agreement to grant credit facilities

Article (6) : Guarantees:

A-	The borrower undertakes to provide the following guarantees CORPORATE GURANTEE :	.كفالة الشركة جرش هولدنجر يو اس انك (امريكي الجنسيه ) بموجب

for-	It is understood and agreed upon by the parties that these facilities should be secured by current or future mortgages. The loan offered to the bank by the borrower will have the same terms and privileges, and as long as all credit facilities granted to the borrower remain in place.

C-	It is understood and agreed upon by the parties that these facilities should be secured by current or future mortgages. The property offered to the bank and owned by the real estate guarantor is the same Grades and privileges , and as long as all credit facilities granted to the borrower remain in place, as evidenced by a written statement issued by the real estate guarantor if needed.

D-	The borrower authorizes the bank to renew the insurance policies provided in exchange for the facilities granted and assigned to the bank upon their expiry, and to charge the renewal installments, fees and expenses to any of his accounts.

e-	The borrower undertakes to deposit its operating income in proportion to the bank’s share of the total facilities granted to it by banks, and not less than 20% of the value of its operating income. In his account with the bank, starting from the date of signing this agreement. If he does not comply with what is stated in this paragraph for a maximum of one month, the bank has the right to automatically and without notifying him to raise the interest rate by 1% on all credit facilities granted to him, starting from the beginning of the month following the end of the period of non-compliance stated in this article, without prejudice to the bank’s right to exercise its powers stated in this agreement or to consider all credit facilities and the interest and commissions due on them as immediately payable.

and-	If the borrower fails to provide all and/or some of the guarantees mentioned above, the bank has the right not to disburse the loan amount and/or any part thereof and to consider this contract terminated by default without the need to take any legal action and without notifying the borrower of this.

Z-	In the event that all or some of the movable or immovable assets placed as collateral for the facilities granted to the borrower are exhausted as a result of natural factors or as a result of a decrease in their value for any reason, the borrower shall be obligated to provide additional guarantees approved by the bank within seven days from the date of the bank’s request.

H-	The borrower hereby authorizes the bank, under this agreement, with absolute and irrevocable authorization, to register the guarantees for the movable assets placed as security for the credit facilities with the Ministry of Industry and Trade/Register of Guarantees of Rights in Movable Assets or any other official body, and the borrower waives his right to adhere to any formal and/or substantive defense and/or defense of non-acceptance and/or fulfillment of all matters related to the registration of the guarantee and matters arising therefrom .

T	The borrower authorizes the bank to charge any fees due for the declaration of the guarantee for the movable assets placed as security for the credit facilities to their account with the bank.

your	The bank has the right, after (14) years have passed since the date of issuing the mortgage bonds secured against the borrower’s obligations, to request from Borrower Re-mortgaging the same guarantees and/or providing new mortgages, and the organization of new mortgage documents is not considered a waiver of existing mortgages, otherwise the debt secured by the mortgage or any part thereof is considered due and payable immediately without the need for prior notice or warning .

m-

He pledges The borrower, under this agreement , makes a final and irrevocable undertaking to transfer all his sales proceeds from credit cards issued by all payment companies he currently deals with or will deal with in the future to his account with the bank, as long as the credit facilities granted to him remain in effect.

Article (7) :

First: If the facilities granted under this agreement relate to the issuance of guarantees , credits, or financing of tenders, agreements, or contracts, the borrower under this agreement undertakes a final and irrevocable undertaking to do the following:

أ-	Transfer of all payments due for tenders, projects, contracts and agreements referred He must transfer the funds to his account at the bank by providing the bank with written documents and original transfers of rights issued by the entities awarding the tenders, which include their commitment to transfer all the borrower’s entitlements to his account at the bank.

ب-	Under this agreement, the borrower undertakes to provide the bank with a written letter issued by the entities that referred the tenders, agreements, or contracts for which performance guarantees were issued, within two weeks from the date of issuance of the guarantee or within the period specified by the bank.

Agreement to grant credit facilities

ت-	Keep transferring all incoming credit payments to his account at the bank as long as the credit facilities granted to the borrower remain in place.

ث-	Under this agreement, the borrower assigns to the bank any outstanding payments related to tenders , agreements, contracts, or incoming letters of credit that are credited to his account, and authorizes the bank to use them to settle the credit facilities granted to him and any amounts due thereon.

Second: It is understood and agreed that the terms and conditions contained in this agreement apply to the borrower to the extent that they relate to and/or are compatible with the type of credit facility granted to him under this agreement.

Article (8) General Conditions:

1.	If the borrower fails to pay any installment or any amount due from him or any part thereof under this contract, the bank has the right, without restriction or condition, to demand from the borrower payment of the entire loan balance with interest, commissions and expenses due from him according to the bank’s records and accounts without the need for any prior ordinary or legal notice. It also has the right, in the event of the borrower’s breach of any of his financial obligations or violation of any provision of this contract or any of its annexes, to consider the entire loan due immediately. The bank also has the right to consider this loan due immediately if the second party does not comply with any of the obligations due from them to the bank or to third parties. This does not prejudice the bank’s right to collect its debt from the borrower’s other funds, whether they are in his possession or in the possession of a third party. In this case, the bank has the right to take all legal measures that it deems appropriate in order to collect all amounts due to it under this contract without the need for prior notice .

2.	The borrower acknowledges and admits the accuracy of the account if he does not submit an objection to the account statement sent to him by regular mail to his address registered in the bank’s books or by email within fifteen days from the date of sending the statement. He is not entitled to object thereafter, and his failure to object is considered an irrevocable acknowledgment of his agreement to the accuracy of the account.

3.	The borrower acknowledges and recognizes that the bank’s books and accounts are conclusive evidence of the amounts due or that will be due to the bank under this loan, along with any associated interest, commissions, and expenses. He declares that the bank’s records and accounts are final and correct with respect to him. He agrees to consider the letters, telegrams, telexes , microfilms, computer extracts, photocopies , and faxes provided by the bank concerning its files, records, books, and accounts as legal means of proof and as conclusive evidence of the accuracy of what is contained therein. He also waives in advance any legal right that would allow them to request the production and/or audit of the bank’s accounts and records by any court, and he forfeits his right to any request to produce the bank’s books or records, or any documents, images, extracts, microfilms, faxes, and telexes pertaining to the bank in connection with the loan granted, before any authority whatsoever.

4.	The borrower’s liability remains in effect and continues regardless of any modification in the nature of the borrower’s business or any change in the company’s contract, system, or board members, including converting the company from one type to another, changing or amending the company’s objectives, or changing the name of the sole proprietor or the name of the sole proprietor.

5.	The account is temporarily suspended at the end of each month to achieve the balance, and the bank rolls over the balance at the end of each month to the beginning of the following month.

6.	The borrower may request an extension of the granted facilities by submitting a written request, provided the bank approves. The same terms, guarantees, and undertakings apply to the extension . In this The agreement or as the bank deems appropriate.

7.	It is agreed between all parties to this contract that any excess or leniency granted by the bank to the borrower, explicitly or implicitly, whether in terms of the amount of the facilities, or in terms of the duration or otherwise, will not affect this contract. Rather, the contract remains in effect, and every excess or leniency is subject to all the provisions of this contract. It is also agreed that any excess permitted by the bank to the borrower, explicitly or implicitly, and whatever its amount, type, or duration, does not constitute an obligation on the bank to increase the amount of the facilities granted to the borrower by the amount of the excess or any part thereof, and does not give the borrower the right to dispose of, including withdraw, based on the existence of this excess. The bank also has the right at any time to demand that the borrower pay the excess immediately and without giving reasons. It is also agreed that the bank has the right to increase the amount of interest and commission in the event of the excess.

Agreement to grant credit facilities

8.	The texts of the forms used by the bank and signed in all transactions that have special forms are considered an integral part of this contract. In the event of a conflict between any text in any of these forms and any other text in this contract, the text that achieves the best interest for the bank shall be applied according to the bank’s absolute options. These forms include, but are not limited to, (documentary credit forms, ordinary guarantees, goods clearance guarantees, discounting of commercial papers, letters of guarantee, and others).

9.	If this contract, at the date of its drafting and signing, does not include one or some of the credit facilities stipulated therein or not stipulated therein, then the provisions of this contract shall apply to all credit facilities granted by the bank to the borrower during the term of this contract and any extension or renewal thereof. Credit facilities of any kind granted during this period shall be considered part of this contract as if they were granted at the date of its drafting and signing, and these facilities shall be secured by the existing guarantees.

10.	In addition to the powers and rights of the bank stipulated in this contract, the bank is entitled to exercise any rights and/or powers granted to it by law and banking and commercial customs.

12	A-	The borrower undertakes to inform the bank of any amendments or changes to his legal status with the Companies Registrar and to provide the bank with the documents relating to these amendments as they occur.

	for-	The borrower shall bear all damages and expenses incurred by the bank arising from the lack of evidence or undetected forgery, unless there has been gross negligence on the part of the bank.

	C-	The borrower waives his right to claim falsehood of the acknowledgment, or to plead non-acceptance and non-performance, or any other formal or substantive plea concerning the terms contained in this agreement.

13	A-	It is agreed that as long as this contract is in effect and until all amounts due to the bank are paid in full, the bank shall have a commercial lien and a general lien on the borrower’s assets, including cash, goods, bonds, commercial and financial shares, and precious metals, whether minted currency or otherwise, which are at any time in the possession of the bank, under its protection, or under its authority, or delivered to it, deposited with it, or registered in its name, as security for any amounts or obligations due or incurred now or that may become due or incurred in the future by the borrower. (For the purpose of this paragraph, the term “bank” includes all branches of the bank.) Accordingly, the borrower authorizes the bank to dispose of or sell all or some of the aforementioned assets in the manner and at the price it deems appropriate, without the need for prior notice or warning, without seeking the borrower’s prior consent, and without resorting to the courts to obtain permission or an order for the sale. The bank shall credit the proceeds of the sale to the account.

	for-	It is agreed that all deposit accounts and other accounts opened by the borrower with the bank or any of its branches, and all funds held in these accounts, shall remain pledged to the bank as security. The bank is authorized by the borrower to debit these accounts at any time to recover the amounts owed by the borrower under this agreement. This authorization empowers the bank to exercise this right repeatedly and on multiple occasions without requiring the borrower’s prior consent.

	C-	All accounts opened in the borrower’s name, or that may be opened in the future, with the bank and/or any of its branches, in any currency, are considered mutually guaranteeing. The bank has the right to withhold credit from any account until the debit balance of the account subject to this contract or any other debit account is settled. The bank may debit any account to settle the debit balance of the account subject to this contract and/or the debit balance of any other account. The bank also has the right to merge or consolidate all or any of the borrower’s open accounts into a single account and/or offset debit and credit balances.

	D-	The borrower authorizes the bank to credit to the account all amounts reserved in deposits and/or pledged and/or provided by him for a cash collateral account against banking facilities without the need to obtain the borrower’s approval. The bank has the absolute right to refuse withdrawal from the aforementioned amounts until the facilities subject to this contract or any other overdraft account are fully repaid.

	e	It is understood and agreed upon by the parties that the bank has the right at any time and without stating reasons to reduce the value of the credit facilities granted to the borrower, freeze them, or freeze part of them without the need for any prior notice. In this case, the borrower and guarantors shall be notified.

	And-	The certificate of deposit issued in the name of the borrower or endorsed by any of them and held by the bank is considered a guarantee of the facilities granted under this contract. The bank has the right to record its value and the interest accrued on its due date in the account to settle the debit balance and/or any excess thereof. If it is not recorded, the bank shall renew it time after time and keep it until the full payment of the aforementioned facilities.

14	This contract is considered valid and complete in all or any of the following cases:

	A-	If it is stated in the introduction of the contract that the borrower is more than one person and the number of people signing as clients is less than the number of names mentioned in the introduction, then the important thing is the signature, and the borrower is considered to be only the person who signed or only the people who signed, and no deficiency in the signature is cited.

	b)	If there are more than one borrower in this agreement and the obligation of any of them is cancelled or invalidated for any reason, this does not affect the validity of the agreement and the obligation of the remaining borrowers. The agreement remains valid as if the cancellation or invalidation did not occur, and the remaining borrowers remain jointly and severally obligated to repay this loan and what is due on it of interest and commissions until full repayment.

Agreement to grant credit facilities

15	It is agreed upon by all parties to this contract:

	A-	Any request, notice, or communication issued by the Bank to the Borrower concerning any matter relating to this Agreement shall be deemed to have been communicated to the Borrower if it is sent by regular mail , fax, telex, email, or delivered by hand to the address chosen by the Borrower mentioned in this Agreement.

	for-	Any request, notice, or notification sent by the bank to the borrower or to any of the persons who make up the borrower’s two teams (in the case of multiple persons in each team) shall be deemed to have been sent to all of them and to each one of them, and notification to any one of them in accordance with the provisions of paragraph (a) above shall be deemed to have been notification to all of them.

	C-	The parties to this contract waive the right to have notices, warnings and/or notices served by a notary public.

	D-	The borrower declares that he releases the bank from giving him any notice arising from this contract or required by law for the benefit of the borrower.

	e-	The bank’s records of incoming and outgoing transactions are considered conclusive and binding on the borrower regarding the accuracy of what is recorded therein, including the following:

	1-	Sending any books , notices, requests, or notifications to the borrower.

	2-	Receiving any books , notices, requests, or notifications for the borrower.

16		Subject to the following terms and conditions, this agreement is binding on the parties and their successors and successors, however:

	1	The borrower may not assign or transfer any of his rights or obligations under this agreement to a third party without obtaining prior written consent from the bank.

	2-	The bank may, at any time, assign its rights and/or any or part thereof against the borrower to any third party, whether a bank or otherwise, and/or to more than one party, individually or collectively, and whether affiliated or unaffiliated with the bank, with all or some of the secured securities, without requiring the borrower’s consent or notification. The borrower authorizes the bank to disclose all terms, information, data, and studies obtained without any liability on the part of the bank. The borrower acknowledges their prior consent to the transfer becoming effective immediately upon its conclusion between the bank and the assignee, regardless of their prior knowledge of it. The assignee and the borrower are bound by all duties, obligations, and conditions stipulated and agreed upon between the borrower and the bank, as if the assignee had been a principal party to the agreement from the time of its signing, up to the value of the transfer and its associated interest, commissions, and expenses.

17.		The second party undertakes to pay its obligations, including interest, commissions, and any expenses, as an integral part of the original debt, and authorizes the first party to credit it to the loan account and/or any other account with the first party or any of its branches (whether such account is open or opened specifically for this purpose).

18.		The first party has the right to offset the credit and debit balances of the second party’s accounts and/or transfer balances from one account to another, including transferring the entire loan amount to an account under liquidation and/or seizing any amount due or to be due to them, whether held by the first party or any other person, until its rights are satisfied. The second party’s signature on this agreement constitutes prior authorization for the first party to take these actions at any time it deems appropriate, while all cash, real estate, in-kind, and/or personal guarantees for the loan remain in effect as they are until full repayment. The second party declares that it understands and agrees to the provisions of this article .

19		The bank has the right at any time to verify that the borrower is allocating and using the financing granted under this agreement for the purpose or purposes for which it was granted, by all means it deems appropriate. The bank also has the right to directly supervise project expenditures and to appoint whomever it deems suitable to authorize project disbursements, without the bank bearing any responsibility for the project’s final outcome, as the borrower remains fully responsible for the project’s management and proper execution. Furthermore, the bank has the right to appoint engineers to inspect the project and/or the financed projects, and the borrower is obligated to provide them with all necessary facilities to enable them to ascertain the project’s status and progress. The borrower also undertakes to provide facilities for the bank’s representatives to inspect and audit its accounts and records whenever deemed necessary, without prior notice. The borrower must obtain prior consent, and the bank has the right to appoint one or more custodians to guard and monitor the guarantees and mortgages provided by the borrower and to charge any resulting expenses to the loan account.

Agreement to grant credit facilities

20		The second party acknowledges that it is the owner of the mortgaged properties in favor of the first party, that they are free from any dispute or contrary claim, that they are not subject to any lien that reduces or weakens the value of the insurance placed on them in favor of the first party, and that the taxes due on them have been paid up to the date of signing this agreement.

21		This agreement does not give the borrower the absolute right to use the entire loan, and the bank has the right at any time to refuse to accept or disburse any withdrawal from the account.

22	A-	The second party agrees to pledge the goods of the documentary credits financed under this contract as a possessory pledge in favor of the first party. The second party acknowledges under this contract the creation of a possessory pledge in favor of the first party in the legal sense on the goods of the credits as security for the repayment of the loan and all its related interest, commissions and expenses.

	for-	The second party acknowledges that these goods are its sole property, free from any disputes, opposition, or competition from anyone.

	C-	The second party has the right, with the approval of the first party, to withdraw the goods stored in the bonded warehouse gradually or completely, provided that the share of the withdrawn goods and the interest and commissions due on them are paid to the account of this loan granted for this purpose and before delivery.

	Dr.	The second party shall bear the storage costs and fees incurred for the goods stored in the bonded warehouse , as well as the customs duties and/or any fees or taxes of any kind that may be levied on the goods.

23	The bank has the right, at any time, whether it has filed a lawsuit against the borrower, during litigation, before or after a judgment is issued, to sell any movable or immovable property mortgaged or secured in its favor, and any other assets it is permitted to sell. The bank shall credit the proceeds of the sale to the account. Each borrower declares that they irrevocably and in advance waive any legal or contractual right that would allow them to object to the sale or request its suspension until a final judgment is issued against them. The bank also has the right, while executing against the borrower’s movable and immovable property, to file a lawsuit against the borrower in court. Each borrower declares in advance that they waive any right that would allow them to challenge or object to the filing of such lawsuits.

24.	A-	If this agreement is signed by more than one person as a borrower, all signatories shall be jointly and severally liable to the bank, individually and collectively, for repaying the amounts due to the bank under this agreement.

	for-	Since this agreement consists of several pages, it must be signed by all parties on all its pages, and the borrower has no right to challenge any page of this agreement on the grounds of not having signed it.

	C-	The borrower’s signature on this agreement shall be considered as authorization, consent, waiver and assignment from him in all cases where the text in any of the articles of this agreement mentions consent , authorization, assignment or waiver.

	D-	Each borrower declares that he/she irrevocably waives to the bank all rights and defenses he/she could have exercised against the bank were it not for this waiver.

25.	The second team confirms the following facts:

	A-	He has the authority to contract and is authorized to exercise all the rights and perform all the obligations stipulated in this agreement, and he has taken all the necessary measures to organize, sign and implement it.

	for-	أ.

He has not and will not breach or abandon any of his obligations in any contract to which he is a party, and there are no pending lawsuits or arbitration proceedings against him that would threaten his existence or assets or have negative consequences for his business or assets.

	C-	He will not undertake any obligations that affect his obligations under this Agreement or limit his ability to fulfill the obligations arising from or incurred by it.

	D-	It is not necessary for the legality, validity, enforceability, or admissibility of this Agreement as legally acceptable evidence in any judicial proceedings that it be registered with any entity or authority in the Hashemite Kingdom of Jordan.

Agreement to grant credit facilities

26.	Each of the parties undertakes, from the date of signing this agreement until the full payment of its obligations of the loan principal, interest, or commissions, to do the following: In the event of non-compliance, the bank has the right to consider the credit facilities granted to the borrower and any amounts due thereon as immediately due and payable without warning, notice, or any other action. Legal :

	A-	The loan must be used exclusively for the purposes for which it was granted or for the purpose approved by the bank in writing.

	for-	Not making any changes to the ownership structure, partners’ shares, or its basic or legal status without the knowledge of The first party and its prior written consent

	C-	The borrower shall maintain his movable and immovable assets throughout the term of this agreement and keep them in good condition. The borrower shall bear all expenses and costs of inspection, examination and monitoring incurred by the first party before or after granting this loan to inspect and monitor his assets.

	D-	It will not breach or abandon its obligations under any agreement to which it is a party.

	e-	Pay the stamp duties stipulated in this agreement.

	and-	Payment of fees, taxes, and returns of all kinds due or that may become due on the assets of (the borrower) to any official or private entity throughout the period of validity of this agreement.

	Z-	The borrower shall not mortgage any of its assets or obtain any other loan without the prior written consent of the first party. Any mortgage transaction or loan agreement entered into or established by the borrower in contravention of this condition shall be considered a breach of this agreement. Furthermore, the borrower shall not sell, gift, or assign in any way whatsoever its movable or immovable assets or any of its rights in any agencies , trademarks, distribution agreements, or any other real or intellectual property rights belonging to the borrower without the bank’s written consent. Prior to that.

	Y-	Use any cash surpluses generated as a result of better-than-expected cash flow to reduce the loan.

	your-	No merger in any way with or into any company, or conversion or change of its legal status, or amendment of its articles of association, articles of incorporation, authorized signatories, or in the event of the entry of new partners or the withdrawal of current partners, or change of partners’ shares, or any other modifications to its legal status, whatever the reasons, except with the prior written consent of the first party.

27.	If, between the date of signing this agreement and the date of full payment, any changes occur in the applicable Jordanian laws or in any administrative instructions having the force of law, or in their interpretation by a competent authority, and such changes are such:

	A-	To impose a tax on banks on any payments due from the borrower or

	for-	To impose additional conditions on banks regarding the implementation of this agreement or

	C-	To increase the cost of financing this loan or continuing to finance it, or

	D-	the bank’s returns from this loan or to negatively affect the interest rate.

e-

To make continuing to finance the loan subject to this agreement difficult or costly.

The bank has the right – within seven working days of the change occurring – to demand that the borrower bear the cost and consequences of this change from the date it was imposed. If the borrower refuses, he must repay the loan and interest within a period not exceeding thirty working days from the date he is notified of the change occurring.

Agreement to grant credit facilities

28.	The second party is considered to be in default and in breach of contract if any of the following violations are committed:

	A-	Using all or part of the loan for purposes other than those for which it was granted / or

	for	Failure to implement the funded project / or

	C-	Failure to maintain the guarantees of various types and forms established to secure the debt of the first party / or

	D-	Failure to notify the first party in writing of any damage or loss to the collateral pledged/held in its favor and placed As security for his debt, within a week at most from the date of the damage or loss/or

	e-	Renting or disposing of the property financed by the first party without the first party’s prior written consent / or

	and-	Breach of any condition/article of this agreement and/or the instructions of the first party in force/or

	Z-	The second party’s failure to meet any financial obligations that may be incurred by any of them with Union Bank or with third parties

	Y-	In the event that the mortgage is fully or partially released from the mortgaged collateral for the purpose of selling it and collecting its value to reduce the obligations of the second party, and the sale is not carried out for any reason.

29.	The first party has the right to terminate this contract and consider the loan immediately due and payable without resorting to the court in any of the following cases:

	A-	If the first team discovers that any member of the second team is listed on any of the prohibited lists.

	for	If any of the documents submitted to obtain this loan, or the guarantees and undertakings provided, are found to be incorrect.

	C-	In the event that either party breaches any of its obligations or commitments contained in this contract

30.	The first party acknowledges that the data and information obtained from the second party within the framework of the contractual relationship is subject to the provisions of banking secrecy stipulated in the applicable banking law.

Agreement to grant credit facilities

31.	The second party acknowledges that they have the right, in the event of any complaint related to this contract, to submit this complaint to the Customer Complaints Unit at the General Administration of the first party, which is concerned with handling customer complaints, as announced at the branches of the first party, and the bank will investigate the complaint and verify its validity.

32.	The second team authorizes the first team to do the following:

	-	By giving any information, documents or statements related to the loan granted to them to any entity, regardless of the nature of its work, whether it is a commercial company, a sole proprietorship or a government entity, and whether it is an official or unofficial entity, for the purposes of the first party carrying out collection and/or inquiry, and without any liability on the part of the first party of any kind resulting from giving any information, documents or statements related to us to any entity, regardless of what it is, with which the first party wishes to deal and/or contract in the field of amicable or judicial collection or inquiry of all kinds and with all different entities.

	-	By inquiring, reviewing, disclosing, providing, and exchanging credit information and/or other information about us with CRIF Jordan and/or any other entity licensed to operate as a credit information company , we also agree to you providing the aforementioned company /companies with information about the facilities granted to us by you and/or that may be granted to us by you from time to time in terms of their type and/or amount and/or due date and/or the terms and/or guarantees related to them of all kinds and/or the mechanism of their repayment and/or the extent of our commitment to that and/or any other information that you request from time to time.

33.	Each borrower declares the following:

	A	The borrower’s address is:	60 عمان – - سحاب – التجمعات الصناعيه – شارع رقم

This address remains valid unless the borrower notifies the bank of a change by means of a registered letter indicating the new address.

for	All judicial notices and/or anything issued by the bank to each of the borrowers shall be accepted with respect to him or at his address mentioned above.

C	The law that governs this contract is Jordanian law.

d	The courts of Central Amman/Al-Abdali shall have jurisdiction to consider and decide any dispute arising from the interpretation or implementation of the provisions of this agreement. However, the bank has the right to sue the borrower in any other court with territorial jurisdiction if it so wishes.

e	Notwithstanding what is stated in this Article, the Bank has the right to exercise its right to sue in any country it chooses or in any country where the borrower has come to reside or is located . Furthermore, sue in one country does not preclude the right to sue at the same time or at any time in another country or more.

34 .	This contract was drawn up on an original copy which was kept by the bank. Each party received a photocopy of it. For all purposes, including litigation, the original signed copy held by the bank shall be considered valid. The borrower declares that he has read this contract before signing it, that he has understood and comprehended it clearly and fully, and that he has agreed to all its contents and is fully and irrevocably bound by what is stated therein.

35.	This contract was drawn up and signed on [date]

It is hereinafter referred to as “the Bank” and is represented by:	Team 1/Lender:	Union Bank

the signature :		Mrs):

the signature :		Mrs):

Jerash Clothing and Fashion Manufacturing Company	Second team /Borrower (Company) :

the signature:		Mrs):

the signature:		Mrs):

the signature:		Mrs):

Signed by Mr. ............................................. as a Borrower after the content of the Loan Agreement with all its terms and conditions was recited to him and hereby the Borrower agreed on the content of the Loan Agreement